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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 1, 1997

                             PRIME HOSPITALITY CORP.
             (Exact name of Registrant as specified in its charter)

                           COMMISSION FILE NO. 1-6869

                 DELAWARE                                    22-2640625
     (State or other jurisdiction of                       (IRS employer
      incorporation or organization)                     identification no.)

 700 ROUTE 46 EAST, FAIRFIELD, NEW JERSEY                       07004
 (address of principal executive offices)                     (zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (973)882-1010


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
Item 2.    Acquisition of Assets

     On December 1, 1997, Prime Hospitality Corp. ("Prime") completed its merger with Homegate Hospitality, Inc. ("Homegate"). Pursuant to the merger, Prime has exchanged 6,513,292 shares of its common stock for the 10,725,000 outstanding shares of Homegate and Homegate has now become a wholly owned subsidiary of Prime. The transaction is valued at approximately $125 million based on the closing price of Prime's common stock as of November 30, 1997 and will be accounted for as a pooling of interests. The consideration was based on an arm's length negotiation between the two parties. Factors involved in arriving at the consideration included analyses of Homegate's projected financial and operating performance, similar merger and acquisition transactions, market value and replacement costs for similar hotels, potential synergies between the companies and other relevant information.

     In order to facilitate uninterrupted development of the Homegate hotels, the Company agreed to provide up to $65.0 million of interim loans to Homegate pending completion of the merger. The interim loans bore interest at a rate per annum equal to the one month London Interbank Offered Rate plus 3.50%. As of November 30, 1997, an aggregate amount of $43.9 million of interim loans was outstanding. For financial statement purposes, the interim loans will be classified as intercompany loans and eliminated in consolidation.

         With the merger, Prime now owns or operates 133 hotels nationwide, which includes hotels under its proprietary AmeriSuites, Homegate and Wellesley Inns trade names as well as a portfolio of upscale full-service hotels. Prime is rapidly developing its AmeriSuites all-suite hotel brand, with 59 hotels open and another 47 under development. Prime also intends to aggressively develop the Homegate chain through strategic alliances with Trammell Crow Residential and Greystar Capital Partners. The Homegate hotels are high-quality, mid-price extended-stay hotels, with 12 hotels in operation and another 42 hotels under development.

         As of year end 1997, Prime expects that it will operate a portfolio of approximately 150 hotels, with approximately 75 more AmeriSuites and Homegate properties under development.



Item 7.  Financial Statements and Exhibits

     (a) Unaudited financial statements of Homegate Hospitality, Inc. for the three and nine months ended September 30, 1997 and 1996 and audited financial statements of Homegate Hospitality, Inc. for the period from inception (February 9, 1996) through December 31, 1996.

     (b) Pro forma financial statements for the combined companies for the three and nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994.

     (c) Reference is made to the Agreement and Plan of Merger, dated as of July 25, 1997, among Prime Hospitality Corp., PH Sub Corporation and Homegate Hospitality, Inc. filed as an Exhibit to the Company's Form S-4, dated October 27, 1997, which is incorporated herein by reference.

                           Homegate Hospitality, Inc.

                           Consolidated Balance Sheets


ASSETS                                                           September 30, 1997 December 31, 1996
                                                                 ------------------ -----------------
                                                                    (unaudited)
Current assets
   Cash and cash equivalents                                      $    1,534,752      $   31,475,679
   Restricted cash                                                       680,747             959,198
   Accounts receivable
     Hotel                                                               288,727             241,403
     Other                                                               156,125             256,939
     Interest                                                                 --             208,411
   Earnest money deposits                                                490,000             546,000
   Prepaid expenses                                                      461,680             552,054
                                                                  --------------      --------------
     Total current assets                                              3,612,031          34,239,684

Property and equipment, net (Note 2)                                 121,428,027          51,106,541
Loans receivable (Note 3)                                                     --           1,900,500
Deferred loan costs, net                                               1,027,155             335,547
Other assets, net                                                        641,523             951,136
                                                                  --------------      --------------
Total assets                                                      $  126,708,736      $   88,533,408
                                                                  ==============      ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                               $    1,069,305      $    1,101,225
   Accrued expenses                                                      704,464             224,694
   Payables to affiliates                                              1,703,447           1,132,274
   Note payable - Prime Hospitality (Note 4)                          23,894,000                  --
   Current maturities of mortgage and other notes payable                720,214             425,738
                                                                  --------------      --------------
     Total current liabilities                                        28,091,430           2,883,931

Mortgage and other notes payable (Note 5)                             35,662,582          20,961,009

Stockholders' equity (Note 6)
   Preferred stock, $.01 par value; 5,000,000 shares authorized,
     none issued                                                             --                   --
   Common stock, $.01 par value; 20,000,000 shares authorized;
     10,725,000  shares issued and outstanding                           107,250             107,250
   Additional paid in capital                                         65,447,625          65,447,625
   Retained earnings (deficit)                                        (2,600,151)           (866,407)
                                                                  --------------      --------------
     Total stockholders' equity                                       62,954,724          64,688,468
                                                                  --------------      --------------
Total liabilities and stockholders' equity                        $  126,708,736      $   88,533,408
                                                                  ==============      ==============


See accompanying notes.

                           Homegate Hospitality, Inc.

                      Consolidated Statements of Operations

                                   (unaudited)

                                                                 Three months ended                   Nine months ended
                                                                   September 30,                        September 30,
                                                                1997            1996                 1997           1996
                                                                ----            ----                 ----           ----
   REVENUES
      Room revenue                                         $    1,954,579  $      630,051      $    5,976,507   $      654,854
      Other revenue                                                49,134           4,844             152,526            6,548
      Interest income                                              32,225               -             635,443                -
                                                           --------------  --------------      --------------   --------------
        Total revenues                                          2,035,938         634,895           6,764,476          661,402

   COSTS AND EXPENSES
      Property operating expenses                               1,463,214         461,239           4,172,895          491,552
      Corporate operating expenses                                532,913         314,309           1,947,001          518,582
      Depreciation and amortization                               428,097         103,267           1,053,262          112,800
      Interest                                                    444,920         168,803           1,325,065          190,260
                                                           --------------  --------------      --------------   --------------
        Total costs and expenses                                2,869,144       1,047,618           8,498,223        1,313,194
                                                           --------------  --------------      --------------   --------------
   Net loss                                                $     (833,206) $     (412,723)     $   (1,733,747)  $     (651,792)
                                                           ==============  ==============      ==============   ==============

   Net loss per share                                      $        (.08)  $        (.04)      $        (.16)   $        (.06)
                                                           ==============  ==============      ==============   ==============
   Weighted average number
      of shares outstanding                                    10,725,000      10,725,000          10,725,000       10,725,000
                                                           ==============  ==============      ==============   ==============


See accompanying notes.

                           Homegate Hospitality, Inc.

                      Consolidated Statements of Cash Flows

                                   (unaudited)

                                                                               Nine months ended September 30,
OPERATING ACTIVITIES                                                              1997                1996
                                                                                  ----                ----
Net loss                                                                    $   (1,733,747)     $     (651,793)
Adjustments to reconcile net loss to net cash provided by
   operating activities
     Depreciation and amortization                                               1,053,262             112,800
     Amortization of loan costs                                                     25,519                   -
     Accrued interest added to mortgage note payable                               155,459              70,000
     Changes in operating assets and liabilities
       Restricted cash                                                             278,452                  --
       Accounts receivable                                                         261,900            (652,418)
       Prepaid expenses                                                             90,374             (93,389)
       Property taxes payable                                                      315,121                  --
       Other current liabilities                                                    14,089                  --
       Accounts payable                                                           (203,671)          1,029,882
       Accrued expenses                                                            479,771             411,923
       Payables to affiliates                                                      (33,089)            202,596
                                                                            --------------      --------------
Net cash provided by operating activities                                          703,440             429,601
                                                                            --------------      --------------

INVESTING ACTIVITIES
Acquisition of land                                                            (21,895,896)        (30,004,529)
Acquisition of hotel facility                                                   (2,773,410)         (6,049,645)
Construction in progress, net of payables to affiliates                        (28,361,841)                 --
Additions to property and equipment, net of development costs payable          (14,585,900)         (1,284,775)
Additions to earnest money deposits                                               (420,000)                 --
Additions to development costs                                                    (262,255)                 --
Additions to other assets                                                         (226,611)           (754,698)
                                                                            --------------      --------------

Net cash used in investing activities                                          (68,525,913)        (38,093,647)
                                                                            --------------      --------------

FINANCING ACTIVITIES
Proceeds from mortgage and other notes payable                                  39,127,752          20,849,854
Principal payments on mortgage and other notes payable                            (393,162)                 --
Payment of deferred loan costs                                                    (853,044)           (351,741)
Contributions from partners                                                             --          18,669,920
                                                                            --------------      --------------

Net cash provided by financing activities                                       37,881,546          39,168,033
                                                                            --------------      --------------

Net increase/(decrease) in cash and cash equivalents                           (29,940,927)          1,503,987
Cash and cash equivalents at beginning of period                                31,475,679                  --
                                                                            --------------      --------------

Cash and cash equivalents at end of period                                  $    1,534,752      $    1,503,987
                                                                            ==============      ==============


See accompanying notes.

                           Homegate Hospitality, Inc.

                   Notes to Consolidated Financial Statements
                                   (unaudited)

                               September 30, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

Homegate Hospitality, Inc. (the "Company") was organized in Delaware on August 16, 1996. The Company was capitalized with the issuance of 10 shares of common stock to Extended Stay Limited Partnership ("ESLP"). The Company was formed to continue the extended-stay lodging facility development, acquisition and management operations of ESLP, and to acquire, develop and maintain extended-stay lodging facilities throughout the United States.

ESLP, a Delaware limited partnership, was formed on February 9, 1996, by ESH Partners, L.P. ("Crow") and JMI/Greystar Extended Stay Partners, L.P. ("Greystar"), as the general partners, and various limited partners. On October 24, 1996, ESLP was merged with and into the Company. Accordingly, the financial results of ESLP, the predecessor to the Company, for the period from inception (February 9, 1996) through September 30, 1996, have been included herein. ESLP had no operations until June 1996.

The financial statements included herein have been prepared in accordance with instructions to Form 10-Q and Article 10 of Regulation S-X and therefore do not include all disclosures required under generally accepted accounting principles for complete financial statements. In the opinion of management, the financial statements reflect all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial statements for the interim periods presented. Interim results of operations are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

On July 25, 1997, the Company entered into a definitive merger agreement ("Merger Agreement") with Prime Hospitality Corp. ("Prime") pursuant to which the Company will merge with a wholly owned subsidiary of Prime. Under the Merger Agreement, Prime will issue 0.6073 shares of its common stock for each of the 10,725,000 outstanding shares of the Company's common stock. The Merger Agreement is subject to the approval of the stockholders of the Company and other customary terms and conditions. A meeting of the Company's stockholders has been called for on December 1, 1997 and the merger is expected to be completed promptly thereafter.

2. PROPERTY AND EQUIPMENT

At September 30, 1997 and December 31, 1996, property and equipment consisted of the following:

                                            September 30, 1997 December 31, 1996
                                            ------------------ -----------------
Land                                          $   41,565,767     $   16,473,296
Buildings and improvements                        42,308,785         28,300,127
Construction in progress                          32,780,024          4,623,153
Furniture, fixtures, and equipment                 6,036,495          1,985,837
                                              --------------     --------------
                                                 122,691,071         51,382,413

Less accumulated depreciation                      1,263,044            275,872
                                              --------------     --------------
                                              $  121,428,027     $   51,106,541
                                              ==============     ==============


During the third quarter of 1997, the Company acquired three land parcels in Austin, Texas, and one in Tampa, Florida that are under development for hotel construction. Additionally, the Company acquired one land parcel in each of the following cities: Aurora, Colorado; Orlando, Florida; Columbia, Maryland; and Columbus, Ohio for future development of hotel facilities. On August 12, 1997 the company purchased an existing corporate housing project in Charlotte, North Carolina. The Company is intending to convert this project to an extended stay hotel in 1998. The Company must first obtain the proper zoning for this conversion to occur. As of September 30, 1997, the Company had entered into agreements, letters of intent, contracts, or other arrangements for the future purchase of eleven additional land parcels.

Trammell Crow Residential (TCR) and Greystar Realty Services (GRS) are developing the hotel facilities under an agreement that expires at the earlier of the completion of the sixtieth hotel or December 31, 1998.


3. LOANS RECEIVABLE

During 1996, the Company advanced $1,900,500 under two promissory notes to an unrelated party for the purchase of two parcels of land in Austin, Texas (the "Rutherford and Jolleyville sites"), on which extended-stay hotel facilities are being developed. During the first quarter and second quarters of 1997, the Company advanced an additional $400,000 and $793,837, respectively, under the notes for various development costs. These notes accrued interest at ten percent and matured on the sooner of November 2000 or five business days after demand. On July 3, 1997, the Company purchased the Rutherford and Jolleyville sites for a total purchase price of $508,713, net of the two promissory notes and the related accrued interest.

4.  NOTE PAYABLE - PRIME HOSPITALITY

In accordance with a commitment letter executed by the Company and Prime contemporaneously with the execution of the Merger Agreement, the Company and Prime thereafter executed a loan agreement pursuant to which Prime provided a $65 million interim secured construction term loan facility ("Construction Term Loan Facility") to the Company. The Construction Term Loan Facility is

                           HOMEGATE HOSPITALITY, INC.

                                   (unaudited)

to be used for the acquisition and development of specific sites. The Construction Term Loan Facility matures and all amounts outstanding thereunder are due at the earlier of (a) April 1, 1998, (b) the date on which the Company enters into any agreement (other than the Merger Agreement) with respect to any alternative proposal or otherwise relating to the merger or sale of substantially all of the assets of the Company and (c) four months after the termination of the Merger Agreement. The Company paid a loan fee of 1% of the aggregate principal amount of the Construction Term Loan Facility. Monthly interest payments commence December 15, 1997. The interest accrues monthly at a rate of the one month LIBOR plus 3.5%; provided that the interest rate will increase to the one month LIBOR plus 5% on the date that is the earlier of (a) November 30, 1997 and (b) the date of the termination of the Merger Agreement (other than a termination as a result of a breach by Prime). The loan is secured by a first priority perfected security interest in specified sites. The amount of any loan under the facility may not exceed 75% of the total project costs of the related project. The outstanding balance at September 30, 1997 was $23,894,000.


5. MORTGAGE AND OTHER NOTES PAYABLE

MORTGAGE NOTES PAYABLE

The Company has entered into a Master Loan Agreement (the "Note") with Bank One, Arizona, N.A. ("BOA"). The Note provides up to $30 million in construction/mini-perm mortgage loans for the acquisition and development of land and hotel facilities for up to five years. As of September 30, 1997, six loans have been committed under the Note with aggregate note amounts equaling $24,611,067.

On May 31, 1996, a loan, in the amount of $3,448,250, was committed under the
Note in connection with the acquisition of the hotel in Grand Prairie, Texas. This loan, secured by the hotel in Grand Prairie, accrues interest at either LIBOR plus 2.25% or prime plus .5% based on the election of the Company (7.91% at September 30, 1997), and required interest payments for the first ten months of the loan, followed by principal and interest payments based upon a fifteen year amortization until maturity, May 31, 1999. The outstanding balance at September 30, 1997 was $2,861,194.

On August 15, 1996, a loan, in the amount of $3,509,885, was committed under the
Note in connection with the construction of the hotel in Phoenix, Arizona. This loan, secured by the hotel at 44th and Oak, accrues interest at either LIBOR plus 2.5% or prime plus .5% based on the election of the Company (8.13% at September 30, 1997), and required interest payments for the first twelve months of the loan, followed by principal and interest payments based upon a fifteen year amortization until maturity, August 15, 1998. The maturity date may be extended for thirty-six months with the payment of an extension fee of .25% of the loan amount. The outstanding balance at September 30, 1997 was $3,168,839.

                           HOMEGATE HOSPITALITY, INC.

                                   (unaudited)

On February 4, 1997, a loan, in the amount of $5,070,000, was committed under the Note, secured by the Austin Town Lake hotel facility. The funding of this loan by BOA occurred on May 12, 1997. This loan accrues interest at either LIBOR plus 2.25% or prime plus .5% based on the election of the Company (7.91% at September 30, 1997), and requires principal and interest payments based upon a fifteen year amortization until maturity, February 4, 2000. The outstanding balance at September 30, 1997 was $4,859,006.

On July 21, 1997, a loan, in the amount of $3,961,379, was committed under the
Note in connection with the construction of the hotel in Denver, Colorado. This loan, secured by the hotel at Denver Tech Center, accrues interest at either LIBOR plus 2.5% or prime plus .5% based on the election of the Company (8.13% at September 30, 1997), and requires interest payments for the first twelve months of the loan, followed by principal and interest payments based upon a fifteen year amortization until maturity, July 21, 1999. The maturity date may be extended for thirty-six months with the payment of an extension fee of .25% of the loan amount. The outstanding balance at September 30, 1997 was $2,477,954.

On August 6, 1997, a loan, in the amount of $4,294,828, was committed under the
Note in connection with the construction of the hotel in Phoenix, Arizona. This loan, secured by a hotel at Phoenix Interstate 10 & Chandler, accrues interest at either LIBOR plus 2.5% or prime plus .5% based on the election of the Company (8.16% at September 30, 1997), and requires interest payments for the first twelve months of the loan, followed by principal and interest payments based upon a fifteen year amortization until maturity, August 6, 1999. The maturity date may be extended for thirty-six months with the payment of an extension fee of .25% of the loan amount. The outstanding balance at September 30, 1997 was $1,858,231.

On August 18, 1997, a loan, in the amount of $4,326,725, was committed under the
Note in connection with the construction of the hotel in Dallas, Texas. This loan, secured by a hotel at Dallas Park Central (Vantage Point Drive), accrues interest at either LIBOR plus 2.5% or prime plus .5% based on the election of the Company (8.16% at September 30, 1997), and requires interest payments for the first twelve months of the loan, followed by principal and interest payments based upon a fifteen year amortization until maturity, August 18, 1999. The maturity date may be extended for thirty-six months with the payment of an extension fee of .25% of the loan amount. The outstanding balance at September 30, 1997 was $1,084,082.

In connection with the acquisition of the 511 Queens corporate housing project in Charlotte, North Carolina, the Company entered into a $1,900,000 mortgage note due to Morgan Guaranty Trust Company of New York, with interest at 7.97% through September 1, 2007. The note is due in monthly installments of $14,626.77, including interest, from October 1997 through September 2007, and is secured by the 511 Queens property and improvements. The outstanding balance at September 30, 1997 was $1,897,992.

                           HOMEGATE HOSPITALITY, INC.

                                   (unaudited)

In connection with the acquisition of Westar, the Company assumed an $18,100,000 mortgage note due to Nomura Asset Capital Corporation ("Nomura"), with interest at 9.71% through January 11, 2011 and thereafter at the greater of 14.71% or the Treasury Rate plus 9%. The note is due in monthly installments of $160,789, including interest, from February 1996 through January 2021, and is secured by the Westar hotel properties and improvements. The outstanding balance at September 30, 1997 was $17,837,175.

The mortgage note payable to Nomura does not allow for prepayment of the debt until January 11, 2011, except by providing the lender with U.S. obligations that produce payments which replicate the payment obligations of the Company under the note. This restriction represents a substantial prepayment penalty. On or after January 11, 2011, the loan can be prepaid at any time with no prepayment penalty.

Restricted cash includes cash retained by Nomura's mortgage servicer for payment of taxes, insurance and debt service.

OTHER NOTES PAYABLE

The Company has two unsecured notes payable for the purchase of directors and officers insurance. The notes accrue interest at 6.98% and require monthly principal and interest payments of $16,497 through July 1999. The outstanding balance at September 30, 1997 was $338,323.

6.  STOCKHOLDERS' EQUITY

EARNINGS PER SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"), which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating earnings per share, the dilutive effect of stock options will be excluded. Management believes that adoption of SFAS No. 128 will not have a material effect on earnings per share.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Homegate Hospitality, Inc.

     We have audited the accompanying balance sheet of Homegate Hospitality, Inc. as of December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the period from inception (February 9, 1996) through December 31, 1996. Our audit also included the financial statement schedule listed in the index. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Homegate Hospitality, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the period from inception (February 9, 1996) through December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
                                          Ernst & Young LLP
Dallas, Texas
February 20, 1997

                           HOMEGATE HOSPITALITY, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $31,475,679
  Restricted cash...............................................................      959,198
  Accounts receivable
  Hotel.........................................................................      241,403
  Other.........................................................................      256,939
  Interest......................................................................      208,411
  Prepaid insurance.............................................................      552,054
                                                                                  -----------
          Total current assets..................................................   33,693,684
  Property and equipment, net (Note 2)..........................................   51,106,541
  Loans receivable (Note 3).....................................................    1,900,500
  Deferred loan costs, net of accumulated amortization of $16,113...............      335,547
  Other assets, net of accumulated amortization of $68,586......................    1,497,136
                                                                                  -----------
          Total assets..........................................................  $88,533,408
                                                                                  ===========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $ 1,101,225
  Accrued expenses..............................................................      224,694
  Payables to affiliates (Note 6)...............................................    1,132,274
  Current maturities of mortgage and other notes payable........................      425,738
                                                                                  -----------
          Total current liabilities.............................................    2,883,931
  Mortgage and other notes payable (Note 4).....................................   20,961,009
  Stockholders' equity (Note 7)
  Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued.....           --
  Common stock, $.01 par value; 20,000,000 shares authorized; 10,725,000 shares
  issued and outstanding........................................................      107,250
  Additional paid in capital....................................................   65,447,625
  Retained earnings (deficit)...................................................     (866,407)
                                                                                  -----------
     Total stockholders' equity.................................................   64,688,468
                                                                                  -----------
          Total liabilities and stockholders' equity............................  $88,533,408
                                                                                  ===========

                            See accompanying notes.

                           HOMEGATE HOSPITALITY, INC.

                            STATEMENT OF OPERATIONS
                    PERIOD FROM INCEPTION (FEBRUARY 9, 1996)
                           THROUGH DECEMBER 31, 1996

Revenues:
  Room revenue..................................................................  $ 2,233,391
                                                                                        6,770
  Interest income...............................................................      450,536
                                                                                   ----------
                                                                                    2,690,697
Costs and expenses:
  Property operating expenses...................................................    1,675,936
  Corporate operating expenses..................................................      951,261
  Depreciation and amortization.................................................      344,459
  Interest......................................................................      585,448
                                                                                   ----------
                                                                                    3,557,104
                                                                                   ----------
Net loss........................................................................  $  (866,407)
                                                                                   ==========
Pro forma net loss per share....................................................  $      (.08)
                                                                                   ==========
Pro forma weighted average number of shares outstanding.........................   10,725,000

                            See accompanying notes.

                           HOMEGATE HOSPITALITY, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                  ADDITIONAL
                            NUMBER      COMMON      PAID IN     RETAINED     PARTNERS'
                          OF SHARES     STOCK       CAPITAL     EARNINGS      CAPITAL         TOTAL
                          ----------   --------   -----------   ---------   ------------   -----------
Capital contributed at
  inception (February 9,
  1996).................          --   $     --   $        --   $      --   $ 20,000,000   $20,000,000
Net loss of ESLP
  (February 9, 1996
  through October 23,
  1996).................          --         --            --          --       (732,642)     (732,642)
Issuance of common stock
  to ESLP partners......   6,386,087     63,861    19,936,139    (732,642)   (19,267,358)           --
Sale of common stock in
  initial public
  offering, net of
  offering costs........   4,325,000     43,250    45,351,625          --             --    45,394,875
Issuance of common stock
  to employees and
  others................      13,913        139       159,861          --             --       160,000
Net loss of the Company
  (October 24, 1996
  through December 31,
  1996).................          --         --            --    (133,765)            --      (133,765)
                                                                ---------                  -----------
Balance at December 31,
  1996..................  10,725,000   $107,250   $65,447,625   $(866,407)  $         --   $64,688,468
                          ==========   ========   ===========   =========   ============   ===========

                            See accompanying notes.

                           HOMEGATE HOSPITALITY, INC.

                            STATEMENT OF CASH FLOWS
                    PERIOD FROM INCEPTION (FEBRUARY 9, 1996)
                           THROUGH DECEMBER 31, 1996

Operating activities
  Net loss.....................................................................  $   (866,407)
  Adjustments to reconcile net loss to net cash used in operating activities
  Depreciation and amortization................................................       344,459
  Amortization of loan costs...................................................        16,113
  Accrued interest added to mortgage note payable..............................        70,000
  Changes in operating assets and liabilities:
  Restricted cash..............................................................      (959,198)
  Accounts receivable..........................................................      (706,753)
  Prepaid insurance, net of financing..........................................       (67,368)
  Accounts payable.............................................................     1,101,225
  Accrued expenses.............................................................       224,694
  Payables to affiliates.......................................................       126,623
                                                                                 ------------
          Net cash used in operating activities................................      (716,612)
Investing activities
  Acquisition of hotel facilities, net of debt assumed.........................   (19,501,988)
  Acquisition of land..........................................................    (8,835,000)
  Additions to property and equipment, net of development costs payable........    (4,037,851)
  Advances under loans receivable..............................................    (1,900,500)
  Additions to other assets....................................................    (1,533,061)
                                                                                 ------------
  Net cash used in investing activities........................................   (35,808,400)
                                                                                 ------------
Financing activities
  Proceeds from mortgage note payable..........................................     2,893,092
  Principal payments on mortgage and other notes payable.......................       (62,955)
  Payment of deferred loan costs...............................................      (384,322)
  Capital contribution from ESLP partners......................................    20,000,000
  Payment of initial public offering costs.....................................      (861,997)
  Proceeds from issuance of common stock.......................................    46,416,873
                                                                                 ------------
          Net cash provided by financing activities............................    68,000,691
                                                                                 ------------
  Net increase in cash and cash equivalents....................................    31,475,679
  Cash and cash equivalents at beginning of period.............................            --
  Cash and cash equivalents at end of period...................................  $ 31,475,679
                                                                                 ============

                            See accompanying notes.

                           HOMEGATE HOSPITALITY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1.  ORGANIZATION AND ACCOUNTING POLICIES

ORGANIZATION

     Homegate Hospitality, Inc. (the "Company") was organized in Delaware on August 16, 1996. The Company was capitalized with the issuance of 10 shares of common stock to Extended Stay Limited Partnership ("ESLP"). The Company was formed to continue the extended-stay lodging facility development, acquisition, and management operations of ESLP, and to acquire, develop and maintain extended-stay lodging facilities throughout the United States.

     ESLP, a Delaware limited partnership, was formed on February 9, 1996, by ESH Partners, L.P. ("Crow") and JMI/Greystar Extended Stay Partners, L.P. ("Greystar"), as the general partners and various limited partners. On October 24, 1996, ESLP was merged with and into the Company (see Note 7). Accordingly, the financial results of ESLP, the predecessor to the Company, for the period from inception (February 9, 1996) through October 23, 1996, have been included herein.

CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, VPS I, L.P. All material intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from these estimates.

REVENUE RECOGNITION

     Room revenue and other income are recognized when earned, utilizing the accrual method of accounting.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

PROPERTY AND EQUIPMENT

     The Company capitalizes costs directly related to the acquisition, renovation or development of property and equipment while maintenance and repairs are charged to operating expense when incurred. Interest costs during construction periods are also capitalized. Property and equipment is recorded at cost. The building and improvements and furniture and fixtures are depreciated over their estimated useful lives, which are 40 years and 7 years, respectively, using the straight-line method.

DEFERRED LOAN COSTS

     Costs incurred in obtaining financing have been deferred and are amortized over the life of the loan.

                           HOMEGATE HOSPITALITY, INC.

OTHER ASSETS

     Other assets include site deposits, pursuit costs, pre-opening costs, and organization costs. Site deposits have been paid to escrow agents in conjunction with executed purchase agreements, whereby the Company is considering the purchase of certain land parcels.

     Costs related to the acquisition of property sites are capitalized when it is probable that a site will be acquired and are reclassified to property and equipment upon acquisition. In the event the acquisition is not consummated, the costs are expensed.

     Compensation, promotional and other costs relating to the opening of new properties are capitalized. Amortization is provided using the straight line method over a twelve-month period.

     Organization costs incurred in conjunction with the formation of the ESLP have been capitalized and are being amortized over sixty months using the straight-line method.

PRO FORMA NET LOSS PER SHARE

     The pro forma net loss per share was calculated by dividing the net loss by the pro forma weighted average shares outstanding which assume the initial public offering occurred as of the beginning of the period.

2.  PROPERTY AND EQUIPMENT

     At December 31, 1996, property and equipment consists of the following:

        Land............................................................  $ 16,473,296
        Buildings and improvements......................................    28,300,127
        Construction in progress........................................     4,623,153
        Furniture, fixtures, and equipment..............................     1,985,837
                                                                           -----------
                                                                            51,382,413
        Less accumulated depreciation...................................       275,872
                                                                           -----------
                                                                          $ 51,106,541
                                                                           ===========

     On May 31, 1996, ESLP acquired Studio Suites in Grand Prairie, Texas. Operations of the Studio Suites commenced during June 1996 and are included in the accompanying statement of operations since acquisition.

     During 1996, the Company acquired two land parcels in Phoenix, one parcel of land in Denver, two parcels of land in Kansas, and one parcel of land in Dallas, all of which are under development for hotel construction. Estimated costs to complete development on these projects total approximately $24.9 million. Additionally, the Company acquired one parcel in Indianapolis, for future development of a hotel facility. As of December 31, 1996, the Company has entered into agreements, letters of intent, contracts, or other arrangements to purchase eighteen additional land parcels.

     Long-lived assets are evaluated when indicators of impairment are present and provisions for possible losses are recorded when the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

ACQUISITION OF WESTAR

     On September 6, 1996, ESLP acquired all the interests in VPS I, L.P. an unaffiliated Delaware limited partnership that owned five hotels in several Texas cities operating under the name Westar Suites ("Westar"). ESLP paid $7,738,696 and assumed debt of $18,001,924 (See Note 4). The acquisition was accounted for as a purchase with the excess of the purchase price over the net book value of the Westar assets acquired allocated

                           HOMEGATE HOSPITALITY, INC.

to property and equipment. The Company's statement of operations includes the operations of Westar from the date of acquisition.

     Assuming that Westar had been acquired at the beginning of the period presented (February 9, 1996), operating results of the Company would have been as follows:

        Room revenue.....................................................  $6,854,060
        Net income (loss)................................................    (746,024)
        Proforma earnings (loss) per share                                       (.07)

ACQUISITION OF INNHOME AMERICA -- TOWNE LAKE

     On December 31, 1996, the Company acquired, from an unrelated party, an extended-stay hotel in Austin, Texas operating under the name InnHome
America -- Towne Lake ("InnHome") for a total purchase price of $7.7 million. The acquisition was accounted for as a purchase with the excess of the purchase price over the net book value of the InnHome assets acquired allocated to property and equipment.

     Assuming that InnHome had been acquired at the beginning of the period presented (February 9, 1996), operating results of the Company would have been as follows:

        Room revenue.....................................................  $3,916,343
        Net income (loss)................................................    (198,465)
        Proforma earnings (loss) per share...............................        (.02)

3.  LOANS RECEIVABLE

     The Company advanced $1,900,500 under two promissory notes to two unrelated parties for the purchase of two parcels of land in Austin, Texas, on which extended-stay hotel facilities will be developed. These notes accrue interest at ten percent and mature on the sooner of November 2000 or five business days after demand. Monthly interest payments of $15,838 begin on February 1, 1997. The Company has a letter agreement to purchase the hotels upon completion for a total price equal to the lesser of $14.1 million or actual costs.

4.  MORTGAGE AND OTHER NOTES PAYABLE

MORTGAGE NOTES PAYABLE

     The Company has entered into a Master Loan Agreement (the "Note") with Bank One, Arizona. The Note provides up to $30 million in construction/mini-perm mortgage loans for the acquisition and development of land and hotel facilities for up to five years. A loan was committed under the Note in connection with the acquisition of Studio Suites. This loan, secured by Studio Suites, accrues interest at either LIBOR plus 2.25% or prime plus .5% based on the election of the Company (7.75% at December 31, 1996), and requires interest payments for the first ten months of the loan, followed by principal and interest payments based upon a fifteen year amortization until maturity, May 31, 1999. The outstanding balance at December 31, 1996, includes $2,847,930 of original principal borrowed and $70,000 of accrued interest added from an interest reserve.

     Another loan, in the amount of $3,509,885, was committed under the Note in connection with the construction of the hotel in Phoenix, Arizona. This loan, secured by the hotel at 44th and Oak, accrues interest at either LIBOR plus 2.25% or prime plus .5% based on the election of the Company (7.75% at December 31, 1996), and requires interest payments for the first twelve months of the loan, followed by principal and interest payments based upon a fifteen year amortization until maturity, August 15, 1998. The maturity date may be extended for thirty-six months with the payment of an extension fee of .25% of the loan amount. The outstanding balance at December 31, 1996 was $45,162.

                           HOMEGATE HOSPITALITY, INC.

     In connection with the acquisition of Westar, the Company assumed an $18,100,000 mortgage note due to Nomura Asset Capital Corporation, with interest at 9.71% through January 11, 2011 and the greater of 14.71% or the Treasury Rate plus 9% thereafter. The note is due in monthly installments of $160,789, including interest, commencing February 1996 through January 2021, and is secured by the Westar hotel properties and improvements. The outstanding balance at December 31, 1996 was $17,961,075.

     Restricted cash includes cash retained by the mortgage servicer for payment of taxes, insurance and debt service.

     The mortgage note payable to Nomura Asset Capital Corporation does not allow for prepayment of the debt until January 11, 2011, except by providing the lender with U.S. obligations that produce payments which replicate the payment obligations of the Company under the note. This restriction represents a substantial prepayment penalty. On or after January 11, 2011, the loan can be prepaid at any time with no prepayment penalty.

OTHER NOTES PAYABLE

     The Company has two unsecured notes payable for the purchase of directors and officers insurance. The notes accrue interest at 6.98% and require monthly principal and interest payments of $16,497 through July 1999. The outstanding balance at December 31, 1996 was $462,580.

     Principal maturities of the mortgages and other notes payable at December 31, 1996, are as follows:

                                                 MORTGAGE         OTHER
                                                   NOTES          NOTES         TOTAL
                                                -----------     ---------    ------------
        1997..................................  $   257,582     $ 168,156    $    425,738
        1998..................................      300,549       183,089         483,638
        1999..................................    2,920,239       111,335       3,031,574
        2000..................................      221,514            --         221,514
        2001..................................      249,377            --         249,377
        Thereafter............................   16,974,906            --      16,974,906
                                                -----------      --------     -----------
                                                $20,924,167     $ 462,580    $ 21,386,747
                                                ===========      ========     ===========

     Interest incurred during 1996 was $718,298, of which $132,850 was capitalized. The Company paid interest totaling $532,596 during 1996.

     The carrying value of the mortgage and other notes payable as of December 31, 1996 approximates fair value as the interest rate approximates market rate for similar debt instruments.

5.  INCOME TAXES

     The Company accounts for income taxes using the liability method. Deferred income taxes result from temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The portion of the loss included in the accompanying financial statements that was incurred by ESLP prior to its merger into the Company will be included in a separate partnership tax return. The loss incurred by the Company subsequent to the merger will be reflected in its corporate income tax return.

                           HOMEGATE HOSPITALITY, INC.

     The differences between the provision for income taxes ($0) and the amounts computed by applying the statutory federal income tax rates to loss before income taxes are:

        Statutory rate applied to loss before income taxes...............  $(294,578)
        ESLP partnership loss............................................    249,098
                                                                           ---------
                                                                             (45,480)
        Provision for valuation allowance................................     45,480
                                                                           ---------
                                                                           $      --
                                                                           =========
        The components of the Company's deferred taxes at December 31, 1996, are:
        Deferred tax asset -- net operating loss carryforward............  $  45,480
        Valuation allowance..............................................    (45,480)
                                                                           ---------
        Net deferred tax asset (liability)...............................  $      --
                                                                           =========

     At December 31, 1996, the Company has unused net operating loss carryforwards of approximately $134,000 for income tax purposes, that expire in the year 2011.

     No tax payments were made in 1996.

6.  RELATED PARTY TRANSACTIONS

     Wyndham Management Corporation ("Wyndham") an affiliate of Crow, administered and funded payroll and insurance benefits for all employees of the Company through September 30, 1996 and continues to administer payroll for the employees of the Studio Suites and Westar hotels. Payables to affiliates includes $46,267 due to Wyndham at December 31, 1996, for reimbursement of payroll and insurance expenditures. Payroll and insurance expenditures reimbursed to Wyndham was $179,123 during 1996.

     Wyndham is entitled to receive a management fee equal to 3% of gross revenues, as defined, for management of the Company's hotels. Management fees were $69,265 in 1996. Payables to affiliates includes $51,710 due to Wyndham at December 31, 1996, for management fees and marketing fees.

     Trammell Crow Residential (TCR), an affiliate of Crow, and Greystar Realty Services (GRS), an affiliate of Greystar, have collectively agreed to develop up to 60 hotel facilities for the Company, under an agreement that expires at the earlier of the completion of the sixtieth hotel or December 31, 1998. Development fees paid to TCR and GRS were $460,175 and $50,000, respectively, during 1996.

     Payables to affiliates includes $879,523, $28,420 and $126,353 due to TCR, Wyndham, and Greystar, respectively, at December 31, 1996, for reimbursement of construction costs and out-of-pocket expenditures incurred in conjunction with the pursuit and acquisition of land and property.

7.  STOCKHOLDERS' EQUITY

COMMON STOCKHOLDERS VOTING RIGHTS

     Common stockholders are entitled to one vote for each share held on all matters presented for a vote of stockholders. Stockholders are entitled to receive pro rata, such dividends, if any, as may be declared by the Board of Directors in their discretion from funds legally available. Upon liquidation or dissolution, stockholders are entitled to receive pro rata, all of the remaining assets of the Company available for distribution to its stockholders.

                           HOMEGATE HOSPITALITY, INC.

ISSUANCE OF COMMON STOCK TO ESLP PARTNERS

     On October 24, 1996, ESLP merged with and into the Company. The Company issued 6,386,087 shares of common stock to the partners of ESLP in exchange for their partnership interests. The cost basis of the partnership interests acquired for stock was $19,267,358.

INITIAL PUBLIC OFFERING

     On October 24, 1996, the Company completed an initial public offering of 4,325,000 shares of its common stock at a public offering price of $11.50 per share (the "Offering"). The proceeds to the Company from the offering were $45,394,875, net of offering expenses.

LONG-TERM INCENTIVE PLAN

     The Company has adopted the 1996 Long-Term Incentive Plan (the "1996 Plan") to attract and retain employees and consultants. Under the plan, options and stock awards may be granted with respect to a total of not more than 1,250,000 shares of common stock, subject to antidilution and other adjustment provisions. The options generally vest over a four-year period and may be exercised over a period of 10 years from the date of grant, subject to the vesting provisions.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     On October 24, 1996, the Company granted options to acquire an aggregate of 511,250 shares of common stock to certain employees and Company advisors. The exercise price for these options is the initial public offering price of $11.50. The stock option grants include 336,250 shares granted to Company officers and employees, 25,000 shares granted to advisors from Greystar, 55,000 shares granted to advisors from TCR, 45,000 shares granted to advisors from Crow Realty Investors, L.P., and 50,000 shares granted to advisors from Wyndham Hotel Company. The options granted to advisors from TCR vested immediately and the remaining stock options will vest ratably over a four-year period. No options were exercised, forfeited or expired in 1996.

     The effect of applying the fair value method prescribed by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" to the Company's stock based awards to employees would have increased net loss by $146,000 or $.01 per share. The fair value was estimated using the Black-Scholes option-pricing model based on the weighted average market price at grant date of $11.50 and the following weighted average assumptions: risk-free interest rate of 6.12%, volatility of 10% and dividend yield of 0%.

COMMON STOCK AWARDS

     In connection with the Offering, the Company granted 13,913 shares of common stock under the Plan to certain employees and consultants of the Company. As a result, $64,998 has been recorded to compensation expense and $34,995 has been capitalized to property and equipment for stock granted to employees. In addition, $60,007 has been recorded to offering costs for services provided by consultants in connection with the Offering.

8.  PROFIT SHARING AND SAVINGS PLAN

     The Company has a 401(k) plan for all full-time employees. Employees may contribute up to 15% of their gross pay, subject to certain limitations. The Company's 401(k) plan was effective December 1, 1996.

                           HOMEGATE HOSPITALITY, INC.

The Company matches 50% of the amount contributed by each employee, up to 6% of the employee's gross pay. In 1996, expenses included $2,298 representing the employer's matching contribution to the plan.

9.  SUBSEQUENT EVENTS

     Subsequent to December 31, 1996, the Company purchased three land sites for an aggregate purchase price of $3,224,066. Additionally, the Company began development on two more hotel facilities. Total expected development costs for the two facilities are approximately $8,077,374.

10.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     Unaudited summarized financial data by quarter for 1996 is as follows:

                                                             QUARTER ENDED
                                          ---------------------------------------------------
                                          MARCH 31      JUNE 30    SEPTEMBER 30   DECEMBER 31
                                          --------     ---------   ------------   -----------
        Total revenues..................     $--       $  24,803    $  634,895    $ 2,029,296
        Net loss........................     --         (239,070)     (412,723)      (214,614)
        Pro forma loss per share........     --             (.02)         (.04)          (.02)

                             PRIME HOSPITALITY CORP.
              PROFORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)


                                                                          HISTORICAL
                                                                                                  PROFORMA             PROFORMA
                                                                      PRIME         HOMEGATE     ADJUSTMENTS           COMBINED
                                                                      -----         --------     -----------           --------
Current assets:
     Cash and cash equivalents                                        $22,850        $1,535                             $24,385
     Accounts receivable, net of reserves                              15,408           681                              16,089
     Restricted cash                                                                    445                                 445
     Current portion of mortgage and notes receivables                 25,526                     (23,894)(C)             1,632
     Other current assets                                              17,823           952                              18,775
                                                                   -----------     ---------     ---------           -----------
          Total current assets                                         81,607         3,613       (23,894)               61,326

Property, equipment and leasehold
  improvements, net of accumulated depreciation
   and amortization                                                   900,414       121,428                           1,021,842
Mortgages and notes receivable, net of current portion                 19,941                                            19,941
Other assets                                                           28,514         1,668                              30,182

                                                                   -----------     ---------     ---------           -----------
     Total assets                                                  $1,030,476      $126,709      ($23,894)           $1,133,291
                                                                   ===========     =========     =========           ===========


Current liabilities:
     Current portion of long-term debt                                 $3,079       $24,614      ($23,894)(C)            $3,799
     Other current liabilities                                         61,403         3,477                              64,880
                                                                   -----------     ---------     ---------           -----------
          Total current liabilities                                    64,482        28,091       (23,894)               68,679

Long-term debt, net of current portion                                492,485        35,663                             528,148
Other liabilities                                                      16,343                                            16,343
                                                                   -----------     ---------     ---------           -----------
     Total liabilities                                                573,310        63,754       (23,894)              613,170

Stockholders' equity:

     Preferred stock
     Common stock                                                         406           107           (42)(A)               471
     Capital in excess of par value                                   344,039        65,448            42 (A)           409,529
     Retained earnings(deficit)                                       113,759        (2,600)            0               111,159
     Treasury stock                                                    (1,038)                                           (1,038)
                                                                   -----------     ---------     ---------           -----------
          Total stockholders' equity                                  457,166        62,955             0               520,121

                                                                   -----------     ---------     ---------           -----------
     Total liabilities and stockholders' equity                    $1,030,476      $126,709      ($23,894)           $1,133,291
                                                                   ===========     =========     =========           ===========

                             PRIME HOSPITALITY CORP.
         PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      THREE MONTHS ENDED SEPTEMBER 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              HISTORICAL
                                                       -------------------------        PROFORMA            PROFORMA
                                                         PRIME          HOMEGATE       ADJUSTMENTS          COMBINED
                                                         -----          --------       -----------          --------
Total revenue                                          $ 85,803         $  2,002            (534)           $ 87,271

Costs and expenses:
   Direct hotel operating expenses                       41,741            1,251              --              42,992
   Occupancy and other operating                          5,438              211              --               5,649
   General and administrative                             5,201              532              --               5,733
   Depreciation and amortization                          8,203              428              --               8,631
                                                       --------         --------         -------            --------
Total costs and expenses                                 60,583            2,422               0              63,005
                                                       --------         --------         -------            --------

Operating income (loss)                                  25,220             (420)           (534)             24,266

Investment income                                           763               32              --                 795
Interest expense                                         (7,011)            (445)            534              (6,922)
Other income                                                 23               --              --                  23
                                                       --------         --------         -------            --------
Income (loss) before income taxes and
extraordinary items                                      18,995             (833)              0              18,162
Income tax expense                                        7,598               --              --               7,598
                                                       --------         --------         -------            --------
Income (loss) before extraordinary items                 11,397             (833)              0              10,564
Extraordinary items, net                                     --               --              --                   0
                                                       --------         --------         -------           ---------
Net income (loss)                                       $11,397            ($833)             $0             $10,564
                                                       ========         ========         =======           =========

Fully diluted earnings (loss)  per common share           $0.25           ($0.08)             --               $0.21

Number of shares used in fully diluted earnings
   (loss) per common share calculations                  49,158           10,725          (4,212)(B)          55,671

                             PRIME HOSPITALITY CORP.
         PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             HISTORICAL
                                                       --------------------------         PROFORMA              PROFORMA
                                                         PRIME           HOMEGATE        ADJUSTMENTS            COMBINED
                                                         -----           --------        -----------            --------
Total revenue                                          $ 245,290         $  6,129              (534)           $ 250,885

Costs and expenses:
         Direct hotel operating expenses                 120,467            3,525                --              123,992
         Occupancy and other operating                    16,693              648                --               17,341
         General and administrative                       15,306            1,947                --               17,253
         Depreciation and amortization                    23,304            1,053                --               24,357
                                                       ---------         --------         ---------            ---------
Total costs and expenses                                 175,770            7,173                 0              182,943
                                                       ---------         --------         ---------            ---------

Operating income (loss)                                   69,520           (1,044)             (534)              67,942

Investment income                                          2,391              635                --                3,026
Interest expense                                         (18,772)          (1,325)              534              (19,563)
Other income                                               1,881               --                --                1,881
                                                       ---------         --------         ---------            ---------
Income (loss) before income taxes and
extraordinary items                                       55,020           (1,734)                0               53,286
Income tax expense                                        22,008               --                --               22,008
                                                       ---------         --------         ---------            ---------
Income (loss) before extraordinary items                  33,012           (1,734)                0               31,278
Extraordinary items, net                                      75               --                --                   75
                                                       ---------         --------         ---------            ---------
Net income (loss)                                      $  33,087          ($1,734)               $0              $31,353
                                                       =========         ========         =========            =========

Fully diluted earnings (loss) per common share             $0.73           ($0.16)               --                $0.62

Number of shares used in fully diluted earnings
         (loss) per common share calculations             49,047           10,725          (4,212)(B)             55,560

                             PRIME HOSPITALITY CORP.
         PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      THREE MONTHS ENDED SEPTEMBER 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              HISTORICAL
                                                       -------------------------        PROFORMA            PROFORMA
                                                         PRIME          HOMEGATE       ADJUSTMENTS          COMBINED
                                                         -----          --------       -----------          --------
Total revenue                                          $ 68,847         $    635              --            $ 69,482

Costs and expenses:
         Direct hotel operating expenses                 37,393              384              --              37,777
         Occupancy and other operating                    4,185               78              --               4,263
         General and administrative                       4,330              314              --               4,644
         Depreciation and amortization                    6,100              103              --               6,203
                                                       --------         --------         -------            --------
Total costs and expenses                                 52,008              879               0              52,887
                                                       --------         --------         -------            --------

Operating income (loss)                                  16,839             (244)              0              16,595

Investment income                                         1,765               --              --               1,765
Interest expense                                         (5,982)            (169)             --              (6,151)
Other income                                                869               --              --                 869
                                                       --------         --------         -------            --------
Income (loss) before income taxes and
extraordinary items                                      13,491             (413)              0              13,078
Income tax expense                                        5,396               --              --               3,396
                                                       --------         --------         -------            --------
Income (loss) before extraordinary items                  8,095             (413)              0               7,682
Extraordinary items, net                                      7               --              --                   7
                                                       --------         --------         -------            --------
Net income (loss)                                        $8,102            ($413)             $0              $7,689
                                                       ========         ========         =======            ========

Fully diluted earnings (loss) per common share            $0.20           ($0.04)             --               $0.17

Number of shares used in fully diluted earnings
         (loss) per common share calculations            45,760           10,725          (4,212)(B)          52,273

                             PRIME HOSPITALITY CORP.
         PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              HISTORICAL
                                                       --------------------------        PROFORMA             PROFORMA
                                                         PRIME           HOMEGATE       ADJUSTMENTS           COMBINED
                                                         -----           --------       -----------           --------
Total revenue                                          $ 197,353         $    661              --            $ 198,014

Costs and expenses:
         Direct hotel operating expenses                 106,875              409              --              107,284
         Occupancy and other operating                    11,769               83              --               11,852
         General and administrative                       13,087              519              --               13,606
         Depreciation and amortization                    17,202              112              --               17,314
                                                       ---------         --------         -------            ---------
Total costs and expenses                                 148,933            1,123               0              150,056
                                                       ---------         --------         -------            ---------

Operating income (loss)                                   48,420             (462)              0               47,958

Investment income                                          3,886               --              --                3,886
Interest expense                                         (18,191)            (190)             --              (18,381)
Other income                                               4,301               --              --                4,301
                                                       ---------         --------         -------            ---------
Income (loss) before income taxes and
extraordinary items                                       38,416             (652)              0               37,764
Income tax expense                                        15,366                                                15,366
                                                       ---------         --------         -------            ---------
Income (loss) before extraordinary items                  23,050             (652)              0               22,398
Extraordinary items, net                                     183               --              --                  183
                                                       ---------         --------         -------            ---------
Net income (loss)                                      $  23,233            ($652)        $     0              $22,581
                                                       =========         ========         =======            =========

Fully diluted earnings (loss) per common share             $0.62           ($0.06)             --                $0.53

Number of shares used in fully diluted earnings
         (loss) per common share calculations             42,045           10,725          (4,936)(B)           47,834

                            PRIME HOSPITALITY CORP.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     HISTORICAL
                                                ---------------------      PRO FORMA       PRO FORMA
                                                 PRIME       HOMEGATE     ADJUSTMENTS      COMBINED
                                                --------     --------     ------------     ---------
Total revenue.................................  $268,868     $  2,232       $     --       $ 271,100
Costs and expenses:
  Direct hotel operating expenses.............   145,419        1,438             --         146,857
  Occupancy and other operating...............    16,833          238             --          17,071
  General and administrative..................    17,813          951             --          18,764
  Depreciation and amortization...............    23,632          344             --          23,976
                                                --------     --------       --------        --------
Total costs and expenses......................   203,697        2,971             --         206,668
                                                --------     --------       --------        --------
Operating income (loss).......................    65,171         (739)            --          64,432
Investment income.............................     4,610          451             --           5,061
Interest expense..............................   (22,564)        (585)            --         (23,149)
Other income..................................     4,306            7             --           4,313
                                                --------     --------       --------        --------
Income (loss) before income taxes and
  extraordinary items.........................    51,523         (866)            --          50,657
Income tax expense............................    20,609           --             --          20,609
                                                --------     --------       --------        --------
Income (loss) before extraordinary items......    30,914         (866)            --          30,048
Extraordinary items, net......................       202           --             --             202
                                                --------     --------       --------        --------
Net income (loss).............................  $ 31,116     ($   866)            --       $  30,250
                                                ========     ========       ========        ========
Fully diluted earnings (loss) per common
  share.......................................  $   0.80     ($  0.08)      $     --       $    0.69
Number of shares used in fully diluted
  earnings (loss) per common share
  calculations................................    43,794       10,725         (4,755)(B)      49,764

                            PRIME HOSPITALITY CORP.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        HISTORICAL
                                                   --------------------     PRO FORMA      PRO FORMA
                                                    PRIME      HOMEGATE    ADJUSTMENTS     COMBINED
                                                   --------    --------    ------------    ---------
Total revenue....................................  $205,628    $     --      $     --      $ 205,628
Costs and expenses:
  Direct hotel operating expenses................   116,565          --            --        116,565
  Occupancy and other operating..................    11,763          --            --         11,763
  General and administrative.....................    15,515          --            --         15,515
  Depreciation and amortization..................    15,227          --            --         15,227
  Other expenses.................................     2,200          --            --          2,200
                                                   --------    --------      --------       --------
Total costs and expenses.........................   161,270          --            --        161,270
                                                   --------    --------      --------       --------
Operating income.................................    44,358          --            --         44,358
Investment income................................     4,861          --            --          4,861
Interest expense.................................   (22,350)         --            --        (22,350)
Other income.....................................     2,239          --            --          2,239
                                                   --------    --------      --------       --------
Income before income taxes and extraordinary
  items..........................................    29,108          --            --         29,108
Income tax expense...............................    11,643          --            --         11,643
                                                   --------    --------      --------       --------
Income before extraordinary items................    17,465          --            --         17,465
Extraordinary items, net.........................       104          --            --            104
                                                   --------    --------      --------       --------
Net income.......................................  $ 17,569    $     --      $     --      $  17,569
                                                   ========    ========      ========       ========
Fully diluted earnings per common share..........  $   0.54    $     --      $     --      $    0.54
Number of shares used in fully diluted earnings
  per common share calculations..................    37,423          --            --         37,423

                            PRIME HOSPITALITY CORP.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     HISTORICAL
                                                ---------------------      PRO FORMA       PRO FORMA
                                                 PRIME       HOMEGATE     ADJUSTMENTS      COMBINED
                                                --------     --------     ------------     ---------
Total revenue.................................  $134,303     $     --       $     --       $ 134,303
Costs and expenses:
  Direct hotel operating expenses.............    66,620           --             --          66,620
  Occupancy and other operating...............     9,799           --             --           9,799
  General and administrative..................    15,089           --             --          15,089
  Depreciation and amortization...............     9,384           --             --           9,384
                                                --------     --------       --------        --------
Total costs and expenses......................   100,892           --             --         100,892
                                                --------     --------       --------        --------
Operating income..............................    33,411           --             --          33,411
Investment income.............................     1,966           --             --           1,966
Interest expense..............................   (14,036)          --             --         (14,036)
Other income..................................     9,089           --             --           9,089
                                                --------     --------       --------        --------
Income before income taxes and extraordinary
  items.......................................    30,430           --             --          30,430
Income tax expense............................    12,172           --             --          12,172
                                                --------     --------       --------        --------
Income before extraordinary items.............    18,258           --             --          18,258
Extraordinary items, net......................       172           --             --             172
                                                --------     --------       --------        --------
Net income....................................  $ 18,430     $     --       $     --       $  18,430
                                                ========     ========       ========        ========
Fully diluted earnings per common share.......     $0.58     $     --       $     --           $0.58
Number of shares used in fully diluted
  earnings per common share calculations......    32,022           --             --          32,022

               NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION

     The Merger between Prime and Homegate is intended to be accounted for as a pooling of interests. Accordingly, the pro forma financial statements have been prepared assuming the companies have been together for all periods presented. Shares issued by Prime for the acquisition of Homegate have been assumed to be outstanding from the inception date of Homegate's predecessor, ESLP (February 9, 1996).

     The pro forma financial information contains no adjustments to conform the accounting policies of the companies because any such adjustments have been determined to be immaterial. Certain reclassifications have been made to the December 31, 1994, 1995 and 1996 financial information to conform them to the nine months ended September 30, 1996 and 1997 presentations.

     The following adjustments are necessary to reflect the Merger (in thousands):

          The pro forma combined statements of operations for the three and nine months ended September 30, 1997, do not reflect nonrecurring costs and charges resulting directly from the Merger nor their related tax effect. These costs and charges are estimated as follows:

    Cost of terminating the management agreement...............................  $12,000
    Transaction related costs..................................................    3,433
    Transition costs...........................................................      325
                                                                                  ------
              Total............................................................  $15,758
                                                                                  ======

          Costs to terminate the management agreement represent amounts paid to Wyndham Hotel Corporation pursuant to a termination agreement. These amounts are: $8.0 million by Prime and $4.0 million by a shareholder of Homegate. The amount paid by the shareholder will be reflected as a contribution to capital and will be included as a Merger expense.

          Transaction related costs primarily represent management's best estimate of fees to be paid for investment banking, legal, accounting and other professional services.

          Transition costs represent management's best estimate of the costs to consolidate operations. This plan was formulated by Prime and Homegate management in order to more efficiently provide services in markets where multiple locations will exist as a result of the Merger. The plan of consolidation calls for affected operations to be merged over a period of three months. These costs include costs associated with the merging of Prime and Homegate operations, including the combining of systems, facilities and management resources as well as costs associated with the formation of a regional operating and reporting infrastructure. Included are $175,000 related to severance and related benefits. These costs represent anticipated payments to identified employees, as required by their respective employment agreements, who will be terminated after the Merger and certain other anticipated payments to be made to certain employees.

          A. To reflect the exchange of approximately 6.5 million shares of Prime Common Stock for all the issued and outstanding shares of Homegate Common Stock. Cash paid for fractional shares has been ignored, since the amounts are not expected to be material.

          B. To adjust pro forma amounts based on historical share amounts, converting each outstanding share of Homegate Common Stock into Prime Common Stock based on the fixed Exchange Ratio of 0.6073 per share. For the nine months ended September 30, 1996 and the year ended December 31, 1996, the adjusted pro forma share amounts were prorated to reflect the inception date of Homegate's predecessor, ESLP, as of February 9, 1996.

          C. To eliminate interim loans from Prime to Homegate.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         PRIME HOSPITALITY CORP.


Date: December 15, 1997             By: /s/  David A. Simon
                                        ---------------------------------------
                                         David A. Simon
                                         President and Chief Executive Officer


Date: December 15, 1997             By: /s/ John M. Elwood
                                        ---------------------------------------
                                         John M. Elwood, Executive Vice
                                         President and Chief Financial Officer